UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 1, 2004


                              XYBERNAUT CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


          Delaware                     0-15086                   54-1799851
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(State or Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)               File No.)              Identification No.)


12701 Fair Lakes Circle, Fairfax, Virginia                              22033
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Address of Principal Executive Offices)                               (Zip Code)


       Registrant's telephone number, including area code: (703) 631-6925


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

      Xybernaut Corporation (the "Company"), together with its subsidiary Xybernaut China Ltd. ("Xybernaut China" and, together with the Company, "Xybernaut"), entered into a Development, Manufacturing and Distribution Agreement dated as of November 1, 2004 (the "Manufacturing Agreement") with Shenzhen Sunshine Hi-Tech Co. Ltd., a corporation incorporated under the laws of the People's Republic of China ("Sunshine"), pursuant to which, among other things, Sunshine has agreed to develop and manufacture, at its most favorable prices, current and future products on behalf of Xybernaut, in accordance with the Company's specifications and technical requirements, for an initial five year term.

      With respect to products developed to Xybernaut's satisfaction, Xybernaut shall have a royalty-free license to market such products worldwide, excluding the People's Republic of China, and Xybernaut China and Sunshine shall have a royalty free license (which is non-assignable in the case of Sunshine) to market such products in the People's Republic of China. Sunshine has also guaranteed to invest adequate funding in manufacturing of products as required by Xybernaut.

      Under the Manufacturing Agreement, Sunshine also granted Xybernaut an exclusive license to sell Sunshine's operating system, which is used in China, when used with existing or future Xybernaut products, throughout the world (other than the People's Republic of China) for a royalty.

      Shenzhen Sunshine Hi-Tech Co. Ltd., founded in 1998, is one of the largest companies developing and manufacturing system software and application products in the Far East. Sunshine has developed more than ten generations of consumer products and vertical applications.

Item 3.02       Unregistered Sales of Equity Securities

      In connection with, and as a part of the Manufacturing Agreement the Company entered into a Securities Exchange Agreement dated as of November 1, 2004, as a supplementary agreement (the "Exchange Agreement"), with the majority stockholders of Sunshine (the "Investor Group") pursuant to which, among other things, the Company, or at its option, Xybernaut China, acquired twenty-four and nine-tenths percent (24.9%) of the equity interests of Sunshine, on an as converted, fully diluted basis, in exchange for the issuance to the Investor Group of such number of restricted shares of the Company's common stock, par value $.01 per share, having a market value of U.S.$2,000,000, which number of shares was based upon the average closing price of the Company's common stock on the NASDAQ SmallCap Market for the twenty (20) trading days immediately prior to the closing under the Exchange Agreement.

      The other documentation for the transaction provides that the Company has the right to designate one member to the Board of Directors of Sunshine and additional directors under certain circumstances. In addition, the Company has the right to purchase additional equity securities of Sunshine to maintain its percentage equity interest and the right to include its securities on any registration or listing of Sunshine common stock for sale in any public marketplace.

      The issuance of the shares of the Company's common stock to the Investor Group as set forth above was made pursuant to the exemptions from registration requirements under Regulation D and Regulation S promulgated under the Securities Act of 1933, as amended.

      In connection with the Exchange Agreement, the Company executed a Registration Rights Agreement, dated as of November 1, 2004, by and between the Company and the Investor Group, pursuant to which the Company is obligated to use reasonable efforts to file a registration statement to register for resale the shares of common stock issued to the Investor Group with the Securities and Exchange Commission on or before December 31, 2004, and use its best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission not later than January 30, 2005.

                                   SIGNATURES

      Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 5, 2004               XYBERNAUT CORPORATION


                                        By: /s/ Thomas D. Davis
                                            ------------------------------------
                                            Thomas D. Davis
                                            Senior Vice President and
                                            Chief Financial Officer